SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 23, 2008

COMMONWEALTH

BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As of December 23, 2008, the client-auditor relationship between the Registrant and BDO Seidman, LLP (“BDO”) effectively ceased.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As referenced in the Registrant’s Current Report on Form 8-K, filed November 11, 2008, the Registrant received written notice from BDO on October 30, 2008 of its decision not to stand for re-election as the Registrant’s independent registered public accountant for the fiscal year ending December 31, 2008. The client-auditor relationship was to effectively cease upon the completion of BDO’s review of the Registrant’s consolidated financial statements for the quarter ending September 30, 2008, and the filing of the Quarterly Report on Form 10-Q for the quarter ending September 30, 2008. BDO completed its review and the Registrant filed its Quarterly Report on Form 10-Q for the quarter ending September 30, 2008 on December 23, 2008. As such, the client-auditor relationship between the Registrant and BDO has effectively ceased.

The Registrant disclosed the information required by Item 304(a)(1) of Regulation S-K, including compliance with Item 304(a)(3) of Regulation S-K in its Current Report on Form 8-K filed on November 11, 2008.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: January 6, 2009